Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Scott Hynes, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the Annual Report on Form 10-K of Acadian Asset Management Inc. for the annual period ended December 31, 2025 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Report fairly presents in all material respects the financial condition and results of operations of Acadian Asset Management Inc. for the periods covered by the Report. The foregoing certification is being furnished to the Securities and Exchange Commission as part of the Report. A signed original of this statement has been provided to Acadian Asset Management Inc. and will be retained by Acadian Asset Management Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date:	February 27, 2026	/s/ Scott Hynes
Name: Scott Hynes
Title: Senior Vice President and Chief Financial Officer
(principal financial officer)